Exhibit 4.1

EXECUTION

FACILITIES AGREEMENT

between

THE STANDARD BANK OF SOUTH AFRICA LIMITED

(ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

(as Lender)

and

PURPLE RAIN PROPERTIES NO 444 PROPRIETARY LIMITED

(as Borrower)

TABLE OF CONTENTS

1	PARTIES	1
2	DEFINITIONS AND INTERPRETATION	1
3	THE FACILITIES	16
4	PURPOSE	16
5	CONDITIONS OF UTILISATION	16
6	UTILISATION	17
7	REPAYMENT	20
8	PREPAYMENT AND CANCELLATION	20
9	INTEREST	23
10	INTEREST PERIODS	24
11	TAX GROSS UP AND INDEMNITIES	24
12	INCREASED COSTS	25
13	OTHER INDEMNITIES	27
14	COSTS AND EXPENSES	29
15	REPRESENTATIONS	30
16	INFORMATION UNDERTAKINGS	37
17	FINANCIAL COVENANTS	40
18	GENERAL UNDERTAKINGS	44
19	PROPERTY UNDERTAKINGS	48
20	EVENTS OF DEFAULT	50
21	CESSION AND DELEGATION BY THE LENDER	54
22	CESSION AND DELEGATION	55
23	PAYMENT MECHANICS	55
24	SET-OFF	56
25	NOTICES AND DOMICILIA	56
26	CALCULATIONS AND CERTIFICATES	58
27	PARTIAL INVALIDITY	58
28	REMEDIES AND WAIVERS	58
29	AMENDMENTS AND WAIVERS	59
30	CONFIDENTIAL INFORMATION	59
31	RENUNCIATION OF BENEFITS	61
32	COUNTERPARTS	61
33	WAIVER OF IMMUNITY	61
34	SOLE AGREEMENT	61
35	NO IMPLIED TERMS	61
36	EXTENSIONS AND WAIVERS	61
37	INDEPENDENT ADVICE	61
38	GOVERNING LAW	62
39	JURISDICTION	62

ANNEXURE A	ADVANCE CONDITIONS
ANNEXURE B	FORM OF UTILISATION REQUEST
ANNEXURE C	FORM OF GUARANTEE REQUEST/INDEMNITY

1	PARTIES

1.1	The Parties to this Agreement are:

1.1.1	THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION), a public company and registered bank incorporated under the laws of South Africa with registration number 1962/000738/06, as lender (as Lender); and

1.1.2	PURPLE RAIN PROPERTIES NO 444 PROPRIETARY LIMITED, a private company incorporated under the laws of South Africa with registration number 2003/026079/07, as borrower (as Borrower).

1.2	The Parties agree as set out bellow:

2	DEFINITIONS AND INTERPRETATION

2.1	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings:

2.1.1	Advance Conditions means:

2.1.1.1	the conditions contained in Part I of Annexure A (Facility 1 Advance Conditions); and

2.1.1.2	the conditions contained in Part II of Annexure A (Facility 2 Advance Conditions);

2.1.2	Affiliate means, in relation to any person or entity, a Subsidiary of that person or entity or a Holding Company of that person or entity or any other Subsidiary of that Holding Company;

2.1.3	Agreement means this facilities agreement and its Annexures;

2.1.4	Auditors means Ernst & Young or any other firm approved in advance by the Lender in writing;

2.1.5	Authorisation means an authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation, lodgement or registration;

2.1.6	Availability Period means:

2.1.6.1	in respect of Facility 1, a period of 30 (thirty) days calculated from the Initial Fulfilment Date;

2.1.6.2	in respect of Facility 2 Tranche 1, the Final Repayment Date of Facility 1; and

2.1.6.3	in respect of Facility 2 Tranche 2, a period of 60 (sixty) days from the Final Repayment Date of Facility 1;

2.1.7	Available Commitment means the applicable Commitment minus:

2.1.7.1	the amount of any Loans under each Facility; and

2.1.7.2	in relation to any proposed Utilisation, the amount of any Loans that are due to be made under that Facility on or before the proposed Utilisation Date;

2.1.8	Bank Guarantee means any payment guarantee issued by the Lender pursuant to the Lender’s receipt of a Guarantee Request/Indemnity in terms of clause 6.4 (Bank Guarantees);

2.1.9	Bank Guarantee Request/Indemnity means the guarantee request and indemnity to be executed by an Obligor, requesting the issue of a Bank Guarantee by the Lender, substantially in the form set out in Annexure C (Form of Guarantee Request/Indemnity);

2.1.10	Business Day means a day (other than a Saturday, a Sunday or official public holiday) on which banks are open for general business in Johannesburg;

2.1.11	Cession in Security means the cession in security agreement to be entered into by the Borrower and Lender on or about the Initial Fulfilment Date in terms of which the Borrower cedes all of its rights, title and interests in and to the ’Ceded Rights’ (as defined therein), as security For the Borrower’s obligations to the Lender from time to time;

2.1.12	Change of Control means any person or group of persons acting in concert acquires or gains control of an Obligor.

For purposes of this definition:

2.1.12.1	Control means:

2.1.12.1.1	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

2.1.12.1.2	cast, or control the casting of, more than 50% (fifty percent) of the maximum number of votes that might be cast at a general meeting of an Obligor;

2.1.12.1.3	appoint or remove all, or the majority, in terms of the voting power, of the directors or other equivalent officers of an Obligor; or

2.1.12.1.4	give directions with respect to the operating and financial policies of an Obligor with which the directors or other equivalent officers of an Obligor are obliged to comply; or

2.1.12.1.5	the holding beneficially of not less than 50% (fifty percent) of the issued share capital of an Obligor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

2.1.12.2	acting in concert means, a group of persons, who pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition, directly of shares in an Obligor by any of them, either directly or indirectly, to obtain or to consolidate direct control of that Obligor;

2.1.13	Commitments means the Facility 1 Commitment or Facility 2 Commitment and Commitment means any one of them;

2.1.14	Companies Act means the Companies Act, No. 71 of 2008, as amended from time to time;

2.1.15	Confidential Information means all information relating to the Obligors, the Finance Documents or each Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or each Facility from an Obligor or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

2.1.15.1	is or becomes public information other than as a direct or indirect result of any breach by the Lender of clause 30 (Confidential Information); or

2.1.15.2	is identified in writing at the time of delivery as non-confidential by that Obligor or any of its advisers; or

2.1.15.3	is known by the Lender before the date the information is disclosed to it in accordance with clauses 2.1.15.1 and 2.1.15.2 above or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with an Obligor and which, as far as the Lender is aware, has not been obtained in breach of, and it not otherwise subject to, any obligations of confidentiality;

2.1.16	Default means an Event of Default or any event or circumstance specified in clause 20 (Events of Default) which would (with the expiry of any applicable grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

2.1.17	Default Interest Rate means the Interest Rate plus 2% (two percent);

2.1.18	Disposal means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions);

2.1.19	Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

2.1.19.1	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

2.1.19.2	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

2.1.19.3	land (including, without limitation, land under water);

2.1.20	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;

2.1.21	Environmental Law means any applicable law or regulation which relates to:

2.1.21.1	the pollution or protection of the Environment;

2.1.21.2	harm to or the protection of human health;

2.1.21.3	the conditions of the workplace; or

2.1.21.4	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste, and including the Constitutional right to an environment that is not harmful to health or well-being, the National Water Act, 1998, the National Environmental Management Act, 1998, the National Environmental Management: Waste Act, 2008, the National Environmental Management: Air Quality Act, 2004, the National Environmental Management: Biodiversity Act, 2004, National Environmental Management: Protected Areas Act, 2003, the Environment Conservation Act, 1989, the National Heritage Resources Act, 1999 and the World Heritage Convention Act, 1999, national or provincial statutory instruments, municipal government by-laws relating to the Environment; government notices with which the Obligors are required by law or regulation to comply, regulations, orders, or judgements of any court, administrative or regulatory authorities, central government, provincial government, municipal or any other body with responsibility for the protection of the Environment (and made or given in accordance with South African law or regulation and with which the Obligors are required by law or regulation to comply);

2.1.22	Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Obligors conducted on or from the properties owned or used by an Obligor, including the Property;

2.1.23	Event of Default means any event or circumstance specified as such in clause 20 (Events of Default);

2.1.24	Facility means Facility 1 or Facility 2 made available by the Lender to the Borrower under this Agreement as described in clause 3 (The Facilities);

2.1.25	Facility 1 means the term loan facility made available under this Agreement as described in Clause 3.1;

2.1.26	Facility 1 Commitment means R250,000,000 (two hundred and fifty million Rand) to the extent not cancelled, reduced or transferred by it under this Agreement;

2.1.27	Facility 1 Final Repayment Date means in respect of Facility 1, the earlier of 18 (eighteen) months from the First Utilisation Date or Final Fulfilment Date;

2.1.28	Facility 2 means the term loan facility made available under this Agreement as described in Clause 3.2;

2.1.29	Facility 2 Commitment means an aggregate of Facility 2 Tranche 1 and Facility 2 Tranche 2, being a maximum of R310,000,000 (three hundred and ten million Rand), to the extent not cancelled, reduced or transferred by it under this Agreement;

2.1.30	Facility 2 Final Repayment Date means in respect of Facility 2, the date which is 60 (sixty) months calculated from the Facility 1 Final Repayment Date;

2.1.31	Facility 2 Tranche 1 means that portion of Facility 2 which is equal to the outstanding balance of Facility 1 on the Facility 1 Repayment Date being a maximum R250,000,000 (two hundred and fifty million Rand);

2.1.32	Facility 2 Tranche 2 means that portion of Facility 2 equal to R60,000,000 (sixty million Rand);

2.1.33	Final Repayment Date means Facility 1 Final Repayment Date or Facility 2 Final Repayment Date;

2.1.34	Final Fulfilment Date means the date of fulfilment of the Advance Conditions set out in Part II of Annexure A (Facility 2 Advance Conditions) to the satisfaction of the Lender;

2.1.35	Finance Documents means:

2.1.35.1	this Agreement;

2.1.35.2	the Guarantee;

2.1.35.3	each Security Document;

2.1.35.4	each Utilisation Request;

2.1.35.5	all Bank Guarantee/s and all Bank Guarantee Request/Indemnities;

2.1.35.6	any document amending any Finance Document referred to in paragraphs 2.1.35.1 to 2.1.35.5 above; and

2.1.35.7	any other document designated as such by written agreement between the Lender and the Borrower,

and Finance Document means any one of them;

2.1.36	Financial Covenants means the financial covenants set out in clause 17 (Financial Covenants);

2.1.37	Financial Indebtedness means any indebtedness for or in respect of:

2.1.37.1	moneys borrowed;

2.1.37.2	any amount raised by acceptance under any bank acceptance credit facility or dematerialised equivalent or bill discounting facility;

2.1.37.3	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

2.1.37.4	the amount of any liabilities in respect of any lease or hire purchase contract that would, in accordance with IFRS, be treated as a balance sheet liability;

2.1.37.5	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

2.1.37.6	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

2.1.37.7	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of that derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

2.1.37.8	any amount raised by the issue of shares (i) which are redeemable or (ii) which in accordance with IFRS is deemed to be a borrowing;

2.1.37.9	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

2.1.37.10	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses 2.1.37.1 to 2.1.37.9 above;

2.1.38	Financial Year End means the last day of February in each year;

2.1.39	First Utilisation Date means the date after the Initial Fulfilment Date and during the applicable Availability Period where the Borrower first utilities a Facility;

2.1.40	Formal Valuation means a valuation report of the Property by the Valuer, addressed to the Lender and prepared on the basis of a scope acceptable to the Lender;

2.1.41	Fulfilment Date means the Initial Fulfilment Date or the Final Fulfilment Date;

2.1.42	Group means the Borrower and its subsidiaries;

2.1.43	Guarantor means CarTrack Proprietary Limited, a private company incorporated under the laws of South Africa with registration number 2001/006063/07;

2.1.44	Guarantee means the agreement titled “Guarantee” to be entered into between the Guarantor and the Lender on or about the Signature Date in terms of which the Guarantor guarantees to the Lender the due and punctual performance by the Borrower of the ‘Guaranteed Obligations’ (as defined therein);

2.1.45	Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

2.1.46	Initial Fulfilment Date means the date of fulfilment of the Advance Conditions set out in Part I of Annexure A (Facility 1 Advance Conditions) to the satisfaction of the Lender;

2.1.47	IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

2.1.48	Insurance Policies means all contracts and policies of insurance and re-insurance of any kind which are effected and maintained by or on behalf of the Borrower and/or the Guarantor as required under clause 19.1 (Insurances), and Insurance Policy means any one of them;

2.1.49	Insurances means the insurance required to be maintained in respect of the Property under clause 19.1 (Insurances);

2.1.50	Interest Payment Date means, in relation to each Loan, the last Business Day of each Interest Period and the relevant Final Repayment Date;

2.1.51	Interest Period means, in relation to each Loan each period determined in accordance with clause 10 (Interest Periods) and in relation to an Unpaid Sum, each period determined in accordance with clause 9.4 (Default Interest);

2.1.52	Interest Rate means in respect of each Facility, Prime Rate less the Margin;

2.1.53	Lease Agreement/s means, in respect of the Property, the written and signed lease agreement/s entered into between the Lessor and the Lessee;

2.1.54	Lease Payment/s means the periodic and other payments payable to or for the account of the Borrower under the Lease Agreement/s or any other arrangements, including, without limitation, rentals, insurance premiums and operating expenses in respect of the Lease Agreement/s;

2.1.55	Lessees means the lessees and/or sub-lessees, as the case may be, under and in terms of the Lease Agreement/s and Lessee means, as the context requires, any one of them;

2.1.56	Lessor means the Borrower or any other owner of the Property, in its capacity as lessor under and in terms of the Lease Agreement/s;

2.1.57	Loans means, collectively, all Utilisations made in respect of that Facility which are outstanding for the time being and Loan means any one of them;

2.1.58	Loan Outstandings means, at any time, the aggregate of all amounts of principal, accrued and unpaid interest and all and any other amounts due and payable to the Lender under this Agreement including, without limitation, any claim for damages or restitution and any claim as a result of any recovery by the Borrower of a payment or discharge on the grounds of preference, and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings;

2.1.59	Margin means a margin of 1.5% (one point five percent) per annum;

2.1.60	Material Adverse Effect means, in the opinion of the Lender, a material adverse effect on:

2.1.60.1	the business, operations, property, conditions (financial or otherwise) or prospects of an Obligor;

2.1.60.2	the ability of to perform any of its obligations under the Finance Documents;

2.1.60.3	the validity or enforceability of any of the Finance Documents or the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to any of the Finance Documents; or

2.1.60.4	the rights or remedies of the Lender under any of the Finance Documents;

2.1.61	Mortgage Bond means the continuing covering mortgage bond to be passed by the Borrower in favour of the Lender over the Property in an amount of R350,000,000 (three hundred and fifty million Rand) security for all the obligations and indebtedness owed by the Borrower to the Lender from time to time, arising from any cause whatsoever;

2.1.62	Obligors means the Borrower and the Guarantor and Obligor means each one of them as the context requires;

2.1.63	Party means a party to this Agreement;

2.1.64	Prepayment Penalty means:

2.1.64.1	0.75% (zero point seven five percent) calculated on that portion of the Commitments which is repaid prior to the first anniversary of the Initial Fulfillment Date;

2.1.64.2	0.60% (zero point six zero percent) calculated on that portion of the Commitments which is repaid after the first anniversary of the Initial Fulfillment Date but prior to the second anniversary of the Initial Fulfillment Date;

2.1.64.3	0.50% (zero point five zero percent) calculated on that portion of the Commitments which is repaid after the second anniversary of the Initial Fulfillment Date but prior to the third anniversary of the Initial Fulfillment Date;

2.1.64.4	0.40% (zero point four zero percent) calculated on that portion of the Commitments which is repaid after the third anniversary of the Initial Fulfillment Date but prior to the fourth anniversary of the Initial Fulfillment Date;

2.1.64.5	0.20% (zero point two zero percent) calculated on that portion of the Commitments which is repaid after fourth anniversary of the Initial Fulfillment Date but before the Facility 2 Final Repayment Date;

2.1.65	Prime Rate means the publicly quoted prime overdraft rate of the Lender at that time, being the nominal rate of interest per annum at which the Lender lends money on unsecured overdraft to corporate borrowers, expressed as a nominal annual rate compounded monthly in arrears as certified by any manager of the Lender, whose appointment or authority need not be proved;

2.1.66	Property means Erf 161 Portion 6 Rosebank;

2.1.67	Reference Banks means the principal Johannesburg offices of Absa Bank Limited, FirstRand Bank Limited, Investec Bank Limited, Nedbank Limited and The Standard Bank of South Africa Limited, or such other banks as may be appointed by the Lender in consultation with the Borrower;

2.1.68	Repeating Representations means each of the representations set out in clause 15.1 (Status) to clause 15.5 (Validity and Admissibility in Evidence), clause 15.7 (No default), clause 15.9 (No misleading information), clause 15.14 (Pari passu ranking), clause 15.24 (Authorised Signatures), clause 15.26 (No immunity), clause 15.22 (Title to Property), clause 15.9 (No Borrowings), clause 15.12 (Financial Statements) and clause 15.13 (Security Interest);

2.1.69	Representative means any representative, delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

2.1.70	Sanctioned Entity means:

2.1.70.1	any person, country or territory which is listed on a Sanctions List or is subject to Sanctions;

2.1.70.2	any person which is ordinarily resident in a country or territory which is listed on a Sanctions List or is subject to Sanctions;

2.1.70.3	any person in respect of which 50% (fifty percent) share, or more, of its securities are owned or beneficially held by a person listed on any Sanctions List;

2.1.70.4	any person otherwise a target of Sanctions (being any person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities);

2.1.71	Sanctioned Transaction means the use of any proceeds of a Facility for the purpose of financing or providing any credit, directly or indirectly, to:

2.1.71.1	a Sanctioned Entity;

2.1.71.2	any other person or entity, if any member of the Group has actual knowledge that the person or entity proposes to use the proceeds of the financing or credit for the purpose of financing or providing any credit, directly or indirectly, to a Sanctioned Entity, in each case to the extent that to do so is prohibited by, or would cause any breach of, Sanctions;

2.1.72	Sanctions means trade, economic or financial sanctions, laws, regulations, trade embargoes or restrictive measures imposed, administered or enforced from time to time by a Sanctions Authority;

2.1.73	Sanctions Authority means each of:

2.1.73.1	the US Government;

2.1.73.2	the United Nations;

2.1.73.3	the European Union;

2.1.73.4	the UK government;

2.1.73.5	the government of the Republic of France;

2.1.73.6	the Council of Europe (founded under the Treaty of London, 1946);

2.1.73.7	the respective governmental institutions and agencies of any of the aforegoing, including, without limitation, the Office of Foreign Assets Control of the Department of Treasury of the United States of America (OFAC), the US State Department, the US Department of Commerce, the US Department of Treasury, French Ministry of Finance (MINEFI) and Her Majesty’s Treasury (HMT);

2.1.74	Sanctions List means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held and published by:

2.1.74.1	The US government and administered by OFAC (including the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC), the US State Department, the US Department of Commerce or the US Department of the Treasury;

2.1.74.2	The United Nations Security Council;

2.1.74.3	The European Union;

2.1.74.4	The government of the Republic of France or MINEFI; or

2.1.74.5	HMT (including the Consolidated List of Financial Sanctions Targets and Investment Bank List maintained by HMT), each as amended, supplemented or substituted from time to time

2.1.74.6	the SDN List;

2.1.75	Screen Rate means the mid-market rate for deposits in ZAR for the relevant period which appears on the Reuters Screen SAFEY Page alongside the caption “YLD” at the applicable time. If such page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower;

2.1.76	SDN List means the Specially Designated Nationals and Blocked Persons List, as published by the United States Department of the Treasury Office of Foreign Asset Control from time to time, and available on the world-wide internet at the following website - https://home.treasury.gov/policy-issues/financial-sanctions/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists or any official successor website, which identifies terrorist organisations, individual terrorists and states which sponsor terrorism that are, in each instance, restricted from doing business with the United States of America and/or American companies and/or Americans.

2.1.77	Security means:

2.1.77.1	a mortgage bond, notarial bond, cession in security, charge, pledge, hypothec, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

2.1.77.2	any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or

2.1.77.3	any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest;

2.1.78	Security Documents means:

2.1.78.1	the Mortgage Bonds and any other mortgage bonds registered by the Borrower in favour of the Lender;

2.1.78.2	the Cession in Security; and

2.1.78.3	any other document designated as “Security Document” by agreement by the Lender and the Borrower,

and Security Document means any one of them;

2.1.79	Signature Date means the date of the signature of the Party last signing this Agreement in time;

2.1.80	South Africa means the Republic of South Africa;

2.1.81	Structuring Fee means the transaction structuring fees payable by the Borrower in respect of the Facilities in an amount of R500,000 (five hundred thousand Rand) exclusive of VAT;

2.1.82	Subsidiary means a “subsidiary” as defined in the Companies Act and shall include any person who would, but for not being a “company” under the Companies Act, qualify as a “subsidiary” as defined in the Companies Act;

2.1.83	Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

2.1.84	Transaction Documents means:

2.1.84.1	the Finance Documents;

2.1.84.2	any Lease Agreements;

2.1.84.3	the Insurance Policies; and

2.1.84.4	any other document designated as such by the Obligors and the Lender;

2.1.85	Transaction Security means the Security created or expressed to be created in favour of the Lender pursuant to the Security Documents or any other Finance Document;

2.1.86	Unpaid Sum means any sum due and payable but unpaid by the Borrower under this Agreement

2.1.87	Utilisation means a utilisation of a Facility;

2.1.88	Utilisation Date means the date of a Utilisation, being the date on which the Loan is made;

2.1.89	Utilisation Request means a notice substantially in the form set out in Annexure B (Form of Utilisation Request);

2.1.90	Valuation means, as the context may require:

2.1.90.1	each Formal Valuation; and/or

2.1.90.2	each annual desktop valuation report of the Property, prepared by or for and on behalf of the Lender;

2.1.91	Valuer means an independent immovable property valuer appointed by the Borrower, provided that the Valuer and its relevant representative must be registered with the South African Council for the Property Valuers Profession;

2.1.92	VAT means (i) any value added tax as provided for in the Value Added Tax Act, 1991, (ii) any general service tax and (iii) any other tax of a similar nature; and

2.1.93	ZAR or Rand means South African Rand, the lawful currency of South Africa.

2.2	Construction

2.2.1	Unless a contrary indication appears, any reference in this Agreement to:

2.2.1.1	the Lender, the Borrower, any Obligor or any Party shall be construed so as to include its successors in title, permitted cessionaries and permitted transferees;

2.2.1.2	assets includes present and future properties, revenues and rights of every description;

2.2.1.3	authority includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;

2.2.1.4	a Finance Document any other agreement or instrument includes (without prejudice to any prohibition on amendments) all amendments (however fundamental) to, or novations of, that Finance Document or other agreement or instrument, including any amendment or novation providing for any increase in the amount of a facility or any additional facility or replacement facility;

2.2.1.5	the use of the word including followed by specific examples will not be construed as limiting the meaning of the general wording preceding it, and the eiusdem generis rule must not be applied in the interpretation of such general wording or such specific examples;

2.2.1.6	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

2.2.1.7	month means unless the context otherwise requires, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that, where any such period would otherwise end on a day which is not a Business Day it shall end on the immediately preceding Business Day; provided that if a period starts on the last Business Day of a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to months shall be construed accordingly);

2.2.1.8	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

2.2.1.9	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

2.2.1.10	a provision of law is a reference to that provision as amended or re-enacted; and

2.2.1.11	a time of day is a reference to Johannesburg time.

2.2.2	Section, clause and Annexure headings are for ease of reference only.

2.2.3	A Default (other than an Event of Default) is continuing if it has not been waived or remedied and an Event of Default is continuing if it has not been waived in each case, any waiver shall not take effect unless any conditions of such waiver have been fulfilled to the satisfaction of the Lender.

2.2.4	If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.

2.2.5	Unless inconsistent with the context, an expression which denotes the singular includes the plural and vice versa.

2.2.6	The Annexures form an integral part of this Agreement and a reference to a clause or an Annexure is a reference to a clause of, or an annexure to, this Agreement.

2.2.7	The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

2.2.8	The expiry or termination of this Agreement shall not affect those provisions of this Agreement that expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.2.9	The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first Instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted cessionaries or liquidators, as the case may be.

2.2.10	Unless a contrary indication appears, where any number of days is to be calculated from a particular day, such number shall be calculated as including that particular day and excluding the last day of such period.

2.2.11	Except as expressly provided for in this Agreement or any other Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a Party to that Finance Document.

2.2.12	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party to that Finance Document is not required to rescind or vary any other Finance Document at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

3	THE FACILITIES

Subject to the terms of this Agreement, the Lender makes facilities available to the Borrower:

3.1	Facility 1, being a ZAR term loan facility in an aggregate amount equal to the Facility 1 Commitment; and

3.2	Facility 2, being a ZAR term loan facility in an aggregate amount equal to the Facility 2 Commitment.

4	PURPOSE

4.1	The Borrower shall apply all amounts borrowed by it as follows:

4.1.1	in relation to Facility 1, towards financing the corporate general purposes;

4.1.2	in relation to Facility 2 Tranche 1, towards repayment of Facility 1 loan outstandings; and

4.1.3	in relation to Facility 2 Tranche 2, towards financing the corporate general purposes.

4.2	The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

5	CONDITIONS OF UTILISATION

5.1	Advance Conditions

The Lender will only be obliged to make a Loan or issue a Bank Guarantee under a Facility if on the proposed Utilisation Date:

5.1.1	the relevant Advance Conditions have been fulfilled to the satisfaction of the Lender or waived or deferred in accordance with clause 5.2 (Waiver or Deferral of Advance Conditions);

5.1.2	no Default is continuing or would result from the proposed Loan; and

5.1.3	all of the representations and warranties to be made by the Borrower are true, accurate and complete in all material respects as of such date.

5.2	Waiver or Deferral of Advance Conditions

5.2.1	Each of the conditions set out in Annexure A (Advance Conditions) are stipulated for the benefit of the Lender and accordingly any such condition may, at the request of the Borrower, be waived or deferred by the Lender by notice to the Borrower.

5.2.2	Any waiver or deferral by the Lender pursuant to clause 5.2.1 shall not prejudice the right of the Lender to require subsequent fulfilment of the relevant condition and, unless otherwise specified in any notice waiving or deferring fulfilment of such condition, such condition shall be fulfilled by the Borrower within 5 (five) Business Days after the date of delivery such notice to the Borrower.

5.2.3	If any monies are drawn down or advanced by the Lender to the Borrower in respect of a Facility in the mistaken belief that all the Advance Conditions have been fulfilled or waived in accordance with this Agreement and it is subsequently discovered that not all the conditions have been fulfilled or waived, then this Agreement shall be valid and enforceable in respect of the monies drawn down or advanced by the Lender under such mistaken belief and the Borrower shall be obliged to fulfil such conditions or deliver such documents required to fulfil such conditions to the Lender within 5 (five) Business Days of notice from the Lender to do so.

5.3	Termination

If First Utilisation Date has not occurred within 60 (sixty) days after the Signature Date, then the Lender shall be entitled to terminate this Agreement. Such termination shall be without prejudice to obligations of the Borrower under clause 14 (Costs and Expenses) to pay any costs, fees, expenses or taxes then due and payable provided for therein and the provision of clause 23 (Payment Mechanics) to clause 12.2 (Certificates) (inclusive), and clause 27 (Partial Invalidity) to clause 39 (Jurisdiction) (inclusive) shall remain in force for such purpose.

6	UTILISATION

6.1	Delivery of a Utilisation Request

Subject to the provisions of clause 5 (Conditions of Utilisation) above, the Borrower may, at any time following the Fulfilment Date of each Facility, utilise a Facility by delivery to the Lender of a duly completed Utilisation Request (which shall be irrevocable) not later than 11h00 (Johannesburg time) on a date which falls 2 (two) Business Days before the applicable Utilisation Date.

6.2	Deemed Utilisation

On the Facility 1 Repayment Date:

6.2.1	an amount equal to the Facility 1 Commitment shall be applied by the Lender towards the settlement of the obligations of the Borrower in respect of Facility 1, it being recorded that the aforementioned payment shall constitute a deemed Utilisation by the Borrower of the Facility 2 Tranche 1 under this Agreement; and

6.2.2	in accordance with Clause 6.2.1 above, the Borrower shall not be obliged to issue a Utilisation Request in respect of Facility 2 Tranche 1 to the Lender under this Agreement.

6.3	Completion of a Utilisation Request

6.3.1	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

6.3.1.1	the proposed Utilisation Date is a Business Day within the applicable Availability Period; and

6.3.1.2	the currency and amount of the Utilisation complies with clause 6.4 (Currency and Amount) below.

6.3.2	Only one Loan may be requested in each Utilisation Request.

6.4	Limitation in Utilisation

6.4.1	Each Facility may only be utilised during the applicable Availability Period.

6.4.2	Only one Utilisation may be made in respect of Facility 1 and Facility 2 Tranche 2.

6.5	Currency and Amount

The amount of the proposed Loan must not exceed the Available Commitment and the currency specified must be ZAR.

6.6	Cancellation of Commitment

The Lender will not be obliged or required to advance a Loan or issue a Bank Guarantee at, or from, the end of that Availability Period.

6.7	Bank Guarantees

6.7.1	The Lender shall procure that any payment due under a Bank Guarantee will be paid in accordance with the terms of such Bank Guarantee and the amount paid under and in terms of the Bank Guarantee shall constitute a Loan advanced under this Agreement, which Loan shall not be more than the Available Commitment;

6.7.2	The Bank Guarantee shall be issued on receipt by the Lender of:

6.7.2.1	a guarantee request and indemnity, in the Lender’s format, duly signed on behalf of the Borrower; and

6.7.2.2	payment of the guarantee fee (if applicable).

6.7.3	The Borrower irrevocably and unconditionally authorises the Lender to pay any claim made or purported to be made under a Bank Guarantee and which appears on the face of it to be in order (a claim).

6.7.4	The issuing of a Bank Guarantee shall reduce the Available Commitment by the amount of the Bank Guarantee. The payment by the Lender of any claims under a Bank Guarantee shall be deemed a Utilisation under a Facility and the terms and conditions of this Agreement shall accordingly apply to such Utilisation.

6.7.5	The issuing of a Bank Guarantee by the Lender prior to the fulfilment of all or any of the Advance Conditions shall not constitute a waiver of any such conditions.

6.7.6	The Borrower acknowledges that the Lender:

6.7.6.1	is not obliged to carry out an investigation or seek confirmation from any person before paying a claim; and

6.7.6.2	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

6.7.7	The obligations of the Borrower under this clause 6.7 will not be affected by:

6.7.7.1	the sufficiency, accuracy or genuineness of any claim or any other document; or

6.7.7.2	the incapacity of, or limitation on the power of, any person signing a claim or other document.

7	REPAYMENT

7.1	The Borrower shall:

7.1.1	in respect of Facility 1, repay the Loan Outstandings in monthly instalments of capital of R2,084,000 (two million eighty four thousand Rand) ,;

7.1.2	in respect of the Facility 2 Tranche 1, repay the Loan Outstandings in monthly instalments of capital of R2,084,000 (two million eighty four thousand Rand);

7.1.3	in respect of the Facility 2 Tranche 2, repay the Loan Outstandings in monthly instalments of capital R2,584,000 (two million five hundred eighty four thousand Rand);

7.1.4	repay all and any Loan Outstandings subsequent to the repayments set out in:

7.1.4.1	clause 7.1.1 above in full, in a single bullet payment on the Facility 1 Final Repayment Date; and

7.1.4.2	clause 7.1.2 until 7.1.3 above in full, in a single bullet payment, on the Facility 2 Final Repayment Date.

8	PREPAYMENT AND CANCELLATION

8.1	Mandatory Prepayment - Illegality

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated in the Finance Documents:

8.1.1	the Lender shall promptly notify the Borrower upon becoming aware of that event;

8.1.2	upon the Lender notifying the Borrower of such event, the Available Commitment will be immediately cancelled and the Lender shall not thereafter be obliged to make any further Loans; and

8.1.3	the Borrower shall repay the Loan Outstandings to the Lender on or before the date specified in the notice delivered by the Lender to the Borrower (being no earlier than the last day of any applicable grace period permitted by law), and provided that no notice of the aforesaid may require payment within a period of less than 30 (thirty) Business Days.

It being recorded that the Borrower shall not be liable to make payment of a Prepayment Penalty in the circumstances contemplated in this clause 8.1 (Illegality).

8.2	Voluntary Prepayment at the Option of the Borrower

8.2.1	If:

8.2.1.1	any sum payable to the Lender by the Borrower is required to be increased under clause 11.1 (Tax gross-up); or

8.2.1.2	the Lender claims indemnification from the Borrower under clause 12.1 (Increased Costs);

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues and provided no Default is then continuing, give the Lender notice (the Cancellation and Repayment Notice) of its intention to repay a Facility.

8.2.2	On receipt of the Cancellation and Repayment Notice, the Available Commitment shall cease to be available for Utilisation.

8.2.3	If the Cancellation and Repayment Notice is delivered by the Borrower to the Lender, the Borrower shall, on or before the date (the Required Repayment Date) specified in the notice delivered by the Borrower to the Lender (being no earlier than the 5th (fifth) Business Day after delivery of such notice), repay to the Lender an amount equal to the Loan Outstandings, together with interest thereon at the Default Interest Rate calculated from the Required Repayment Date to the date of actual payment.

8.2.4	It is recorded that the Prepayment Penalty shall not be payable by the Borrower where the prepayment occurs in the circumstances contemplated in this clause 8.2.

8.3	Mandatory Prepayment - Change of Control and Sanctions

If:

8.3.1	any member of the Group or a shareholder, which is the owner or beneficial holder of 50% (fifty percent) plus 1 (one) share, or more, of the securities in any member of the Group is or becomes a Sanctioned Entity;

8.3.2	or any member of the Group or a shareholder which is the direct beneficial holder of 50% (fifty percent) plus 1 (one) share, or more, of the securities in any member of the Group participates in any manner in any Sanctioned Transaction; or

8.3.3	an Obligor undergoes a Change of Control without the Lender’s prior written consent; or

8.3.4	any person becomes obliged to make a mandatory offer to gain control of the Borrower, the Borrower shall promptly notify the Lender upon becoming aware of that event, and if the Lender so requires the Lender shall, on not less than 10 (ten) days’ notice to the Borrower, cancel the Available Commitment and declare the Loan Outstandings immediately due and payable, whereupon the Available Commitment will be cancelled and the Loan Outstandings will become immediately due and payable. The Prepayment Penalty shall be payable by the Borrower where the prepayment occurs in the circumstances contemplated in this clause 8.3.

8.4	Mandatory Prepayment - Lease Agreements

8.4.1	If any Lease Agreement is terminated prior to the expiry of such Lease Agreement, the Borrower shall promptly notify the Lender upon becoming aware of that event, and if the Lender so requires the Lender shall, on not less than 10 (ten) days’ notice to the Borrower, cancel the Available Commitment and declare the Loan Outstandings immediately due and payable, whereupon the Available Commitment will be cancelled and the Loan Outstandings will become immediately due and payable.

8.4.2	The Prepayment Penalty shall be payable by the Borrower where the prepayment occurs in the circumstances contemplated in this Clause 8.4.

8.5	Voluntary Prepayment of Loans

The Borrower may, if it gives the Lender not less than 5 (five) Business Days’ prior notice, prepay the whole or any part of the Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of ZAR1,000,000 (one million Rand) and integral multiple of R100,000 (one hundred thousand Rand)).

8.6	Restrictions

8.6.1	Any notice of cancellation or prepayment given under this clause 8 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

8.6.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid plus the Prepayment Penalty.

8.6.3	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

8.6.4	No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

8.6.5	If all or part of the Loan is repaid or prepaid and is not available for redrawing, an amount of the Commitment (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this clause 8.6.5 shall reduce the Commitment of the Lender accordingly.

9	INTEREST

9.1	Calculation of interest

9.1.1	The rate of interest on each Loan for each interest Period is the percentage rate per annum which is the aggregate of the applicable Interest Rate.

9.1.2	All interest that accrues in accordance with the provisions of this clause 9.1 shall be calculated daily on the outstanding amount of each relevant Loan on the basis of a 365 (three hundred and sixty five) day year and be compounded monthly or quarterly in arrears.

9.2	Payment of interest

The Borrower shall, subject to clause 9.3 (Capitalisation of Interest) and clause 9.4 (Default interest), pay accrued interest on each Loan on each Interest Payment Date.

9.3	Capitalisation of interest

The Lender shall be entitled to capitalise any interest which is payable in terms of the provisions of this clause 9 and which remains unpaid at the end of each Interest Period and charge interest on such capitalised amount(s), without prejudice to the Lender’s entitlement to enforce its rights to receive payment of interest on the basis set out in this clause 9 and/or claim any unpaid interest.

9.4	Default interest

9.4.1	If an Event of Default is continuing and following notification from the Lender to the Borrower, interest will accrue on the Loans and all amounts due and payable under the Finance Documents at the Default Interest Rate from the date of the Event of Default until the Event of Default is waived or remedied to the satisfaction of the Lender.

9.4.2	Any interest accruing under this clause 9.4 shall be immediately payable by the Borrower on demand by the Lender.

9.4.3	Default interest (if unpaid) arising on any Unpaid Sum will be compounded with that Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9.5	Notification of rates of Interest

The Lender shall notify the Borrower of the determination of a rate of Interest under this Agreement.

10	INTEREST PERIODS

10.1	Interest Periods

10.1.1	The Interest Period for each Loan advanced under each Facility shall be 1 (one) month.

10.1.2	The Interest Period for an Unpaid Sum shall be 1 (one) month

10.1.3	The Interest Period for a Loan shall not extend beyond the Facility 2 Final Repayment Date, and the final Interest Period in respect of a Facility shall accordingly end on the Facility 2 Final Repayment Date.

10.1.4	Each Interest Period for a Loan shall start on the Utilisation Date of that Loan or (if already made) on the day following the last day of its preceding Interest Period.

10.1.5	If 2 (two) or more Interest Periods relating to Loans end on the same date, the amounts to which those Interest Period relate shall be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11	TAX GROSS UP AND INDEMNITIES

11.1	Tax gross-up

All payments to be made by the Borrower to the Lender under the Finance Documents shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required by law to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholdings the Lender is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, that Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

11.2	Registration costs and other similar taxes payable

The Borrower shall (within 5 (five) Business Days of demand) indemnify the Lender against, and shall pay to the Lender, any cost, loss or liability that the Lender incurs in relation to all registration and other similar taxes payable in respect of any transaction contemplated in the Finance Documents.

11.3	Value added tax

11.3.1	All amounts set out or expressed to be payable under a Finance Document by the Borrower to the Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, if VAT is or becomes chargeable on any supply made by the Lender to the Borrower under a Finance Document, the Borrower shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and the Lender shall promptly provide an appropriate VAT invoice to such Party).

11.3.2	Where this Agreement requires the Borrower to reimburse or indemnify the Lender for any costs or expenses, the Borrower shall reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12	INCREASED COSTS

12.1	Increased costs

12.1.1	Subject to clause 12.2 (Exceptions) the Borrower shall, within 5 (five) Business Days of a demand by the Lender, pay the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of:

12.1.1.1	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

12.1.1.2	compliance with any law or regulation made after the Signature Date; or

12.1.1.3	compliance with any Basel Directive (including any national regulation which implements a Basel Directive); or

12.1.1.4	the introduction of any directive, requirement, request or guideline, (whether or not having force of law) with which Banks in South Africa generally comply or change in the interpretation of any directive, requirement, request or guidance now existing of the South African Reserve Bank or any other fiscal, monetary, regulatory or other authority in South Africa, in each case, which is generally complied with by banks in South Africa.

12.1.2	In this Agreement Basel Directive means:

12.1.2.1	The Basel III Framework issued by the Basel Committee on Banking Supervision in December 2010; and

12.1.2.2	any other framework, accord, standard or directive (other than a consultative paper) issued by the Basel Committee on Banking Supervision from time to time;

12.1.3	Increased Costs means:

12.1.3.1	a reduction in the rate of return from each Facility or on the Lender’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Lender);

12.1.3.2	an additional or increased cost; or

12.1.3.3	a reduction of any amount due and payable under this Agreement,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into this Agreement or funding or performing its obligations under this Agreement.

12.1.4	The terms law and regulation in clause 12.1 above shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

12.2	Certificate

The Lender shall deliver to the Borrower a certificate setting out the amount of such Increased Costs incurred by the Lender, which certificate shall be executed by any manager of the Lender (whose authority and appointment need not be proved) and such certificate shall, in the absence of manifest error, constitute prima facie proof of the amount of the Increased Costs set out therein.

12.3	Notification

The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle the Lender to compensation pursuant to clause 12 (Increased costs).

12.4	Exceptions

12.4.1	Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is attributable to a Tax Deduction required by law to be made by the Borrower.

12.4.2	In this clause 12.2, a reference to a Tax Deduction shall be to a deduction or withholding for or on account of Tax from a payment under a Finance Document.

13	OTHER INDEMNITIES

13.1	Environmental Laws

13.1.1	The Borrower shall (and shall procure that Guarantor shall) (within 3 (three) Business Days of demand by the Lender) indemnify the Lender against, and shall pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered or incurred by the Lender for or on account of:

13.1.1.1	an Environmental Claim or the breach of an Environmental Law as a result of the entering into of this Agreement or any other Finance Document; and/or

13.1.1.2	any asbestos related claim instituted by any party howsoever associated with the Property

13.2	Insolvency and Business Rescue Proceedings

The Borrower shall (within 3 (three) Business Days of demand by the Lender) indemnify the Lender against, and shall pay to the Lender an amount equal to the loss, liability or cost which the Lender has been suffered or incurred by the Lender for or on account of any business rescue proceedings or any proceedings in relation to any compromise between the Borrower and its creditors in terms of section 155 of the Companies Act being instituted against the Borrower.

13.3	Other indemnities

13.3.1	The Borrower shall (and shall procure that Guarantor shall), within 3 (three) Business Days of demand, indemnify the Lender against, and shall pay to the Lender, any cost, loss or liability incurred by the Lender as a result of:

13.3.1.1	the occurrence of any Default;

13.3.1.2	the information produced or approved by the Obligors under or in connection with this Agreement being or being alleged to be misleading and/or deceptive in any respect, provided that the Lender acts reasonably in these circumstances;

13.3.1.3	any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Obligors or with respect to the transactions contemplated or financed under this Agreement;

13.3.1.4	a failure by any Obligor to pay any amount due under this Agreement on its due date;

13.3.1.5	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone);

13.3.1.6	the payment or settlement of any claim in terms of a Bank Guarantee; or

13.3.1.7	a Loan (or part of a Loan) not being repaid in accordance with the terms of this Agreement.

13.3.2	The Obligors’ liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

13.4	Indemnity to the Lender

13.4.1	The Borrower shall and shall procure that the Guarantor promptly indemnify the Lender and every representative appointed by the Lender against and shall pay to the Lender, and each such representative any cost, loss or liability incurred by the Lender, or representative as a result of:

13.4.1.1	investigating or taking any other action in connection with any event which it reasonably believes is a Default;

13.4.1.2	any failure by an Obligor to comply with its obligations under clause 14 (Costs and expenses);

13.4.1.3	any default by an Obligor in the performance of any of the other obligations expressed to be assumed by it in the Finance Documents;

13.4.1.4	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

13.4.1.5	the taking, holding, protecting or enforcing of the Transaction Security;

13.4.1.6	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Lender and each representative appointed by the Lender pursuant to the Finance Documents or by law;

13.4.1.7	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

13.4.1.8	instructing any representative under the Finance Documents or an instruction which otherwise relates to the Property (otherwise, in each case, than by reason of the Lender’s or relevant representative’s gross negligence or wilful misconduct)

13.4.2	The Lender and every representative appointed by the Lender may, in priority to any payment to the Lender, indemnify itself out of the Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 13.4 (Indemnity to Lender) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

14	COSTS AND EXPENSES

14.1	Transaction Expenses

The Borrower shall, within 3 (three) Business Days of demand, pay to the Lender the costs and expenses (including legal fees on the scale as between attorney and own client whether incurred before or after judgment) incurred by the Lender in connection with any transaction expenses, bond registrations and/or any certificates of identity in connection with any Finance Document.

14.2	Amendment costs

14.2.1	If an Obligor requests an amendment, waiver or consent, the Borrower shall, within 3 (three) Business Days of demand, reimburse the Lender for the amount of all properly evidenced costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

14.2.2	If there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents in so far as it affects the Lender only, the Borrower shall, within 3 (three) Business Days of demand, reimburse the Lender for the amount of all properly evidenced costs and expenses (including reasonably incurred legal fees) incurred by the Lender in connection with evaluating, negotiating or complying with any such requirement.

14.3	Formal Valuations

The Borrower shall pay all costs incurred in obtaining Formal Valuations and internal Valuations required to be obtained under this Agreement, subject to and in accordance with clause 19.5.

14.4	Enforcement costs

The Borrower shall and shall procure that the Guarantor shall, within 3 (three) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees on the scale as between attorney and own client whether incurred before or after judgement) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

14.5	Structuring Fee

14.5.1	The Structuring Fee in respect of the Facility shall be due on the Signature Date and capitalised to Facility 1 on the First Utilisation Date under Facility 1.

14.5.2	It is recorded that the Structuring Fee has been calculated exclusive of VAT and that VAT in respect of the Structuring Fee shall be due and payable by the Borrower with the First Utilisation under that Facility.

14.6	Early Repayment Fee

The Borrower shall pay to the Lender the Prepayment Penalty on any early repayment of a Loan save where the cancellation is a result of:

14.6.1	the Lender exercising its rights under clause 12 (Increased Costs);

14.6.2	illegality as contemplated in clause 8.1 (Mandatory Prepayment - Illegality); or

14.6.3	the Borrower making payment of any amount in terms of clause 11.1 (Tax Gross Up) and subsequently electing to cancel a Facility.

15	REPRESENTATIONS

The Borrower, unless otherwise provided, makes the representations and warranties set out in this clause 15 to the Lender on the Signature Date and, in the case of the Repeating Representations, on each other date set out in clause 15.28 (Repetition).

15.1	Status

15.1.1	It is a company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

15.1.2	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

15.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Documents are legal, valid, binding and enforceable obligations.

15.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security granted by the Borrower do not and will not conflict with:

15.3.1	any law or regulation applicable to it and each of its Subsidiaries;

15.3.2	its and each of its Subsidiaries’ constitutional documents; or

15.3.3	any agreement or instrument binding upon it and each of its Subsidiaries or any of its assets, or constitute a default or termination event (however described) under any such agreement or instrument, which in any case is material in the context of the business of the Borrower.

15.4	Power and authority

15.4.1	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents and the transactions contemplated by the Transaction Documents.

15.4.2	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents.

15.5	Validity and admissibility in evidence

All Authorisations required or desirable:

15.5.1	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents;

15.5.2	to make the Transaction Documents to which it they are parties admissible in evidence in its jurisdiction of incorporation; and

15.5.3	for it to carry on its business,

have been obtained or effected and are in full force and effect.

15.6	Deduction of Tax

As at the Signature Date, it is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

15.7	No filling or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

15.8	No default

15.8.1	No Default is continuing or is reasonably likely to result from the entry into of, or the performance of any transaction contemplated by, the Finance Documents.

15.8.2	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its assets are subject which is or is reasonably likely to have a Material Adverse Effect.

15.9	No Borrowing, Guarantee, Security or similar limit exceeded

No borrowing, guarantee, security or similar limit applicable on it is exceeded by borrowing or guaranteeing or securing, as appropriate, the Commitment.

15.10	Copy Documents

Each constitutional document and resolution relating to it specified in Annexure A (Advance Conditions) is correct, complete and in full force and effect and has not been amended or superseded.

15.11	No misleading information

All information supplied by it to the Lender is true, complete and accurate in all material respects as at the date it was given or is stated to be given and is not misleading in any material respect.

15.12	Financial statements

The most recent financial statements delivered pursuant to clause 16.1 (Financial statements) have been prepared in accordance with IFRS and give a true and fair view of (if audited) or fairly present (if unaudited) it’s consolidates financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

15.13	Security Interest

15.13.1	Subject in each case to any registration specifically required by law, and subject to any general principles of law as at the Signature Date limiting its obligations:

15.13.1.1	each Security Document validly creates the security interest which is expressed to be created by that Security Document; and

15.13.1.2	the Transaction Security created by each Security Document:

15.13.1.2.1	ranks and will rank, in respect of all other security interests granted or to be granted by the Borrower in the order of priority it is expressed to rank in the relevant Security Document; and

15.13.1.2.2	is not subject to avoidance in the event of any winding-up, business rescue proceedings, dissolution or administration involving it.

15.13.2	It is the sole, absolute, legal and, where applicable, beneficial owner of all assets made subject to the Transaction Security created by each Security Document.

15.14	No Sanctioned Entity

It is not a Sanctioned Entity, nor does it appear on a Sanctions List.

15.15	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

15.16	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, is or is reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

15.17	Insolvency and Financial Distress

15.17.1	No:

15.17.1.1	corporate action, legal proceeding, business rescue proceeding or other procedure or step described in clause 20.8 (Insolvency); or

15.17.1.2	creditors’ process described in clause 20.9 (Creditors’ process),

has been taken or threatened in relation to it; and none of the circumstances described in clause 20.8 (Insolvency) applies to it.

15.17.2	It is not ’Financially Distressed’ (as defined in the Companies Act).

15.18	No breach of laws

15.18.1	It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

15.18.2	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it which has or is reasonably likely to have a Material Adverse Effect.

15.19	Environmental laws

15.19.1	It is in compliance with clause 18.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

15.19.2	No Environmental Claim has commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against it where that claim is reasonably likely to be adversely determined or, if adversely determined against it, has or is reasonably likely to have a Material Adverse Effect.

15.19.3	The cost to it of compliance with Environmental Laws (including Environmental Permits) is adequately provided for.

15.20	Taxation

15.20.1	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax, other than in respect of any Tax which is being disputed by it.

15.20.2	To the best of its knowledge and belief (having made due and careful enquiry), no claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

15.20.3	It is resident for Tax purposes only in the jurisdiction of its incorporation and/or registration.

15.21	Valuations

15.21.1	All information supplied by it, or on its behalf, to the Lender or its representatives for the purposes of valuing the Property was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

15.21.2	Any financial projections contained in the information referred to in clause 15.21.1 above have been prepared as at their date, in good faith on the basis of recent historical information and assumptions believed by it to be fair and reasonable.

15.21.3	It has not omitted to supply any information which, if disclosed, would materially adversely affect any Valuation.

15.21.4	Nothing has occurred since the date the information referred to in clause 15.21.1 was supplied and on each Fulfilment Date which, if it had occurred prior to a Valuation, would adversely affect that Valuation.

15.22	Title to the Property

15.22.1	For the purposes of this clause 15.22, Relevant Date means in relation to the Property, each Fulfilment Date and in respect of all additional properties over which mortgage bonds are registered in favour of the Lender as security for the Borrower’s obligations to the Lender, the date of registration of such mortgage bonds and at all times thereafter.

15.22.2	As at any Relevant Date, it will be the registered owner of the Property and has good and marketable title to the Property, in each case free from:

15.22.2.1	any Security (other than the Transaction Security); and

15.22.2.2	any restrictions and onerous covenants, except:

15.22.2.3	as expressly previously disclosed in writing to the Lender or endorsed on or contained in the title deeds of the Property; or

15.22.2.4	expressly consented to by the Lender.

15.22.3	On and with effect from any Relevant Date, except as expressly previously disclosed in writing to the Lender or endorsed on or contained in the title deeds of the Property:

15.22.3.1	all consents, licences and authorisations required by it in connection with its ownership of the Property have been obtained or effected (as appropriate) and are in full force and effect;

15.22.3.2	no breach of any law or regulation (including in respect of any Tax) is outstanding which might reasonably be expected to adversely affect the value, saleability or use of the Property or anyone of them;

15.22.3.3	all facilities services and utilities necessary for the enjoyment and use of the Property (including those necessary for the carrying on of business at the Property) are enjoyed by the Property;

15.22.3.4	there is no covenant, agreement, stipulation, reservation, condition, interest, right or other matter materially adversely affecting the Property;

15.22.3.5	no facility, service or utility necessary for the enjoyment and use of the Property or any one of them is provided on terms which materially conflict with or materially restrict the use of the Property or any one of them.

15.22.4	all deeds and documents necessary to show good and marketable title to the Property will from the Relevant Date be in possession of the Lender or held at the applicable Deeds Registry to the order of the Lender or its legal advisors.

15.23	No Restitution or Expropriation

15.23.1	On the Signature Date and as at any Relevant Date:

15.23.1.1	it has not received any notice of any adverse claim by any person in respect of the ownership of the Property or any interest in it, nor has any acknowledgement been given to any person in respect of the Property;

15.23.1.2	to the best of its knowledge and belief, no person and no representative of any community has lodged a claim or averred that he is entitled to the restitution of the Property or any right in the Property under the Restitution of Land Rights Act, 1994 or any other applicable law or regulation, and the Borrower is not aware of any pending claim for restitution; and

15.23.1.3	it has not received any notice from any authority of an intention to expropriate the Property or any portions thereof, nor is it aware of any intention to expropriate the Property or any portions thereof by any such authority.

15.23.2	It shall be obliged, at any time after the Signature Date, to notify the Lender of any claim or pending claim for restitution or any notice contemplated in clause 15.23.1 above as soon as it receives or becomes aware of such claim or notice.

15.23.3	It hereby indemnifies the Lender against any loss, damage or expense incurred by the Lender arising from any of the circumstances listed in this clause 15.23 (No Restitution or Expropriation).

15.24	Insurances

15.24.1	Adequate insurance as required under clause 19.1 (Insurances) is maintained against all risks that a person engaged in a similar business, and of assets of a type and size, similar in all cases to those owned and operated by it, in a similar location, would normally maintain.

15.24.2	There has been no non-disclosure, misrepresentation or breach of any term of any material Insurance Policy taken out by it in relation to the Property which would entitle any insurer of that insurance to repudiate, rescind or cancel it or to treat it as avoided in whole or in part, or otherwise decline any valid claim under it by or on its behalf.

15.25	Authorised Signatures

Any person specified as its authorised signatory in respect of the board resolution required under Annexure A (Advance Conditions) or clause 16.5 (Information: miscellaneous) is authorised to sign all notices on its behalf.

15.26	Municipal Accounts

Payments for assessment rates and other municipal services in respect of the Property, including electricity and water, are not in arrears in any material respect.

15.27	No immunity

In any proceedings taken in South Africa or in any other jurisdiction, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to this Agreement or any other Finance Document.

15.28	Repetition

The Repeating Representations are deemed to be made by it to the facts and circumstances then existing on the Signature Date, each Fulfilment Date, each Utilisation Date and on each Interest Payment Date.

16	INFORMATION UNDERTAKINGS

The Borrower shall supply to the Lender, as soon as same becomes available, but in any event within 270 (two hundred and seventy) days after each Financial Year End, a copy of the Borrower's audited financial statements for that financial year.

16.1	Financial statements

The Borrower shall supply to the Lender, as soon as same becomes available, but in any event within 270 (two hundred and seventy) days after each Financial Year End, a copy of

16.2	Other Financial Information and Reports

16.2.1	The Borrower shall, upon request by the Lender, supply to the Lender:

16.2.1.1	a doubtful debt report in respect of the Lease Agreements in relation to the Property;

16.2.1.2	the Borrower shall provide the Lender with a copy of the signed and stamped (where applicable) irrevocable offer to lease agreement in respect of the Property entered into between the Borrower and the lessee, and on the material terms, detailed on terms and conditions acceptable to the Lender together with supporting resolution(s) (if appropriate) authorising the signatory signing on behalf of each party;

16.2.1.3	The Borrower’s management accounts, which are to include as well as budgeted income and expenditure within 40 (forty) days from the end of the period to which they relate, as well as an explanation regarding any variances thereto;

16.2.1.4	a lease schedule in respect of the Property, which shall include a list of all current Lease Agreements, expiry profiles thereof and the current Lease Payments in respect thereof; and

16.2.1.5	any other information regarding the financial condition, business, operations of the Borrower and the Property that the Lender may reasonably require (including, without limitation, notification to the Lender of any proposed changes in the accounting policies or Financial Year End of the Borrower).

16.3	Requirements as to financial statements

16.3.1	Each set of financial statements delivered by the Borrower pursuant to clause 16.1 (Financial statements) shall be certified by a director of the Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

16.3.2	The Borrower shall procure that each set of financial statements delivered pursuant to clause 16.1 (Financial statements) is prepared using IFRS.

16.4	Access to Records

If a Default is continuing or the Lender is of the opinion that a Default is continuing or is reasonably likely to occur, the Borrower shall (at the Borrower's expense) provide to the Lender or any of its representatives and professional advisors such access to the Borrower's records (including its general ledger), books and assets as the Lender or that person may reasonably require at reasonable times and upon reasonable notice.

16.5	Information: miscellaneous

The Borrower shall supply to the Lender:

16.5.1	promptly upon becoming aware of any Disposal, details of such Disposal;

16.5.2	promptly upon becoming aware of any unplanned or anticipated Change of Control or change of registered name which may occur in relation to an Obligor, details of such anticipated Change of Control or change of registered name (as case may be);

16.5.3	if the Lender has consented to any proposed change to its constitutional documents, details and copies of any changes proposed to or made to such constitutional documents;

16.5.4	promptly upon becoming aware of them, the details of:

16.5.4.1	any material litigation, arbitration or administrative proceedings which is current, threatened or pending against an Obligor; and

16.5.4.2	any material correspondence or notices in relation to any material claims made under the Insurance Policies;

16.5.4.3	any liquidation applications or winding up applications which are current, threatened or pending against an Obligor;

16.5.5	promptly, such further information regarding the financial condition, business and operations of an Obligor as the Lender may reasonably request;

16.5.6	promptly, notice of any change in authorised signatories of it signed by a member of an Obligor accompanied by specimen signatures of any new authorised signatories; and

16.5.7	promptly upon request, such additional information or documentation as the Lender may require in order to verify that any signatory referred to in clause 16.5.6 above has been duly authorised.

16.6	Notification of default

16.6.1	The Borrower shall notify the Lender of any Default or Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

16.6.2	Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by a director of the Borrower on its behalf certifying that no Default or Event of Default is continuing (or if a Default or Event of Default is continuing, specifying the Default or Event of Default and the steps, if any, being taken to remedy it).

16.7	“Know your customer” checks

16.7.1	If:

16.7.1.1	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signature Date; or

16.7.1.2	any change in the status of an Obligor after the Signature Date;

obliges the Lender to comply with “know your customer” or similar identification procedures (whether in terms of the Financial Intelligence Centre Act, 2001 or otherwise) in circumstances where the necessary information is not already available to it, that Obligor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender in order for the Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

16.8	Direct electronic delivery by the Borrower

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to the Lender by delivering information directly to the Lender in accordance with clause 25.4 (Electronic communication) to the extent the Lender agrees to this method of delivery.

16.9	Environmental claims

The Borrower shall, promptly upon becoming aware of the same, inform the Lender in writing of:

16.9.1	any Environmental Claim against the Group which is current, pending or threatened; and

16.9.2	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against the Group,

where the claim, if adversely determined, has or is reasonably likely to have a Material Adverse Effect or is reasonably likely to result in any liability for the Lender.

17	FINANCIAL COVENANTS

17.1	Financial definitions

In this Agreement:

17.1.1	Interest Cover Ratio means, in respect of any relevant Measurement Date, the ratio of (a) Net Rental Income to (b) Interest Payable in respect of that Measurement Period;

17.1.2	Interest Payable means, in respect of the relevant Measurement Period prior to any Measurement Date, the aggregate of all interest paid or payable by the Borrower to the Lender under this Agreement;

17.1.3	Interest Receivable means, in respect of the relevant Measurement Period prior to any Measurement Date, all interest received by or accrued to the Borrower (in relation to the Property only) during such period;

17.1.4	Loan to Value Ratio means, as at any relevant Measurement Date, the ratio of the Loan Outstandings as at that date, to the Property Valuation Amount;

17.1.5	Measurement Date means any date during the term of this Agreement;

17.1.6	Measurement Period means the period of 12 (twelve) consecutive months, up to and ending on that Measurement Date;

17.1.7	Net Interest Charged means, in respect of any relevant Measurement Period prior to the Measurement Date, Interest Payable less any Interest Receivable;

17.1.8	Net Operating Expenses means, in respect of any period, the Operating Expenses for that period after deducting the amount of any such expenses which have been recovered from a tenant under any lease agreement for that period, and so that no amount shall be deducted more than once;

17.1.9	Net Rental Income means, in respect of any period, the Rental Income for that period less the amount of all Net Operating Expenses for that period;

17.1.10	Operating Expenses means all properly documented costs and expenses actually incurred in respect of the maintenance, operation and management of the Property which the Borrower is required to pay or which a managing agent is authorised by the Borrower without limitation:

17.1.10.1	routine repairs and maintenance;

17.1.10.2	all amounts due to the relevant local authority or other service providers, including in respect of water, electricity, rates and taxes;

17.1.10.3	cleaning;

17.1.10.4	security;

17.1.10.5	fire protection;

17.1.10.6	equipment maintenance and maintenance contracts;

17.1.10.7	licenses and authorisations (including any renewal fees payable in respect thereof);

17.1.10.8	lending, accounting and regulatory services;

17.1.10.9	insurance;

17.1.10.10	staff costs of the managing agent;

17.1.10.11	property management costs;

17.1.10.12	parking management;

17.1.10.13	letting fees and commissions;

17.1.10.14	amounts of arrear or bad debt including any provisions therefore;

17.1.10.15	provisions for re-letting;

17.1.10.16	promotional and marketing costs; and

17.1.10.17	gardening services;

17.1.11	Property Valuation Amount means the value of the Property expressed in Rand as set out in the most recent Valuations, subject to the provisions of clause 19.5 (Valuations and Inspections);

17.1.12	Rental Income means the aggregate of all amounts paid or payable to or for the account of the Borrower in connection with the letting, licence or grant of other rights of use or occupation of the Property, including, without limitation, each of the following amounts:

17.1.12.1	rent, licence fees and equivalent amounts paid or payable;

17.1.12.2	any sum received or receivable from any deposit held as security for performance of a tenant’s obligations;

17.1.12.3	a sum equal to any apportionment of rent allowed in favour of the Borrower;

17.1.12.4	any other moneys paid or payable in respect of occupation and/or usage of any property owned by the Borrower and any fixture and fitting on any property owned by the Borrower including any fixture or fitting on any property owned by the Borrower for display or advertisement, on licence or otherwise;

17.1.12.5	any sum paid or payable under any policy of insurance in respect of loss of rent or interest on rent;

17.1.12.6	any sum paid or payable, or the value of any consideration given, for the grant, surrender, amendment, supplement, waiver, extension or release of any lease agreement which the Borrower enters into;

17.1.12.7	any sum paid or payable in respect of a breach of covenant under any lease agreement which the Borrower enters into;

17.1.12.8	any sum paid or payable by or distribution received or receivable from any guarantor of any occupational tenant under any lease agreement which the Borrower enters into;

17.1.12.9	any tenant contributions received by the Borrower; and

17.1.12.10	any interest paid or payable on, and any damages, compensation or settlement paid or payable in respect of, any sum referred to above less any related fees and expenses incurred (which have not been reimbursed by another person) by the Borrower, but specifically excluding any VAT payable in respect of any such amounts.

17.2	Financial condition

17.2.1	the Loan to Value Ratio shall not exceed:

Measurement Period	Percentage
From the period commencing on the First Utilisation Date until the first anniversary of the First Utilisation Date.	60%
From the period commencing on first calendar day following the first anniversary of the First Utilisation Date until the second anniversary of the First Utilisation Date.	55%
From the period commencing on the first calendar day following the second anniversary of the First Utilisation Date until the third anniversary of the First Utilisation Date.	50%
From the period commencing on the first calendar day following the third anniversary of the First Utilisation Date until the fourth anniversary date of the First Utilisation Date.	45%
From the period commencing on the first calendar day following the fourth anniversary of the First Utilisation Date until the Facility 2 Final Repayment Date.	35%

17.2.2	the Interest Cover Ratio shall not be less than:

Measurement Period	Ratio
From the period commencing on the First Utilisation Date until the first anniversary of the First Utilisation Date.	1.45 times
From the period commencing on first calendar day following the first anniversary of the First Utilisation Date until the second anniversary of the First Utilisation Date.	1.71 times
From the period commencing on the first calendar day following the second anniversary of the First Utilisation Date until the third anniversary of the First Utilisation Date.	2.08 times
From the period commencing on the first calendar day following the third anniversary of the First Utilisation Date until the fourth anniversary date of the First Utilisation Date.	2.50 times
From the period commencing on the first calendar day following the fourth anniversary of the First Utilisation Date until the Facility 2 Final Repayment Date.	2.50 times

17.3	Financial testing

The Financial Covenants set out in clause 17.3 (Financial condition) shall be calculated at any time in accordance with IFRS and tested by reference to information available to the Lender (including each of the financial statements delivered pursuant to clause 16.1 (Financial Statements)).

18	GENERAL UNDERTAKINGS

The undertakings in this clause 18 remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents.

18.1	Authorisations

The Borrower shall promptly:

18.1.1	obtain, comply with and do all that is necessary to maintain in full force and effect; and

18.1.2	supply certified copies to Lender of,

any Authorisation required to enable the Borrower to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Finance Documents.

18.2	Compliance with laws

The Borrower shall at all times comply with all laws to which it may be subject from time to time.

18.3	Environmental compliance

The Borrower shall at all times:

18.3.1	comply with all Environmental Laws;

18.3.2	obtain, maintain and ensure compliance with all requisite Environmental Permits;

18.3.3	implement procedures to monitor compliance with and to prevent liability under any Environmental Laws.

18.4	Environmental claims

The Borrower shall, promptly upon becoming aware of the same, inform the Lender in writing of:

18.4.1	any Environmental Claim against it which is current, pending or threatened; and

18.4.2	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it.

18.5	Taxation

18.5.1	The Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

18.5.1.1	such payment is being contested in good faith;

18.5.1.2	adequate reserves are being maintained for those Taxes and the costs required to contest them, which have been disclosed in its latest financial statements delivered to the Lender under clause 16.1 (Financial Statements); and

18.5.1.3	failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

18.5.2	The Borrower may not change its residence for Tax purposes.

18.6	Municipal Fees

The Borrower shall pay and discharge all accounts relating to assessment rates and other municipal services in respect of the Property, including electricity and water, within the time period allowed without incurring penalties.

18.7	Preservation of Assets

The Borrower shall ensure that the Property is maintained in good working order and condition (ordinary wear and tear excepted) and for the purpose for which it is used from time to time.

18.8	Preservation of Security

The Borrower shall do all things as are necessary to maintain, preserve and protect the Security created pursuant to the Security Documents, subject to the provisions of this Agreement.

18.9	Negative pledge

18.9.1	The Borrower, by its signature hereto, undertakes to the Lender that it shall not create or permit to subsist any Security or Quasi Security over the Property (other than the mortgage bonds registered in favour of the Lender over the Property) and/or any of its other assets over which Security or Quasi Security has been granted in favour of the Lender, without the prior written consent of the Lender;

18.9.2	For the purpose of this clause 18.9 Quasi Security means:

18.9.2.1	the sale, transfer or other disposal of any of the Borrower’s assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any of its Affiliates;

18.9.2.2	the sale, transfer or other disposal of any of the Borrower receivables on recourse terms;

18.9.2.3	the entering into of any arrangement under which money for the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

18.9.2.4	the entering into of any preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

18.9.3	Clause 18.9.1 above does not apply to any other Security approved in writing by the Lender from time to time.

18.10	Auditors

The Borrower shall not change its Auditor as at the Signature Date, without the prior written consent of the Lender, provided that the Borrower may change its auditors to any one of PricewaterhouseCoopers, Ernst & Young, KPMG, SNG Grant Thornton or Deloitte & Touche without the consent of the Lender. The Borrower shall notify the Lender promptly of any change to its auditors.

18.11	Constitutional documents

Save in respect of any changes required to be made in terms of any applicable law or regulation, the Borrower shall effect no change to its constitutional documents which adversely affects or is reasonably likely to adversely affect the rights of the Lender, without the prior written consent of the Lender.

18.12	Change of Business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower from that carried on at the Signature Date.

18.13	Sanctions

Notwithstanding any other provision in this Agreement, the Borrower shall not:

18.13.1	use the proceeds of any Loan for the purpose of financing directly or indirectly (or otherwise make available) the activities of any person or entity which is currently listed on any Sanctions List or in a country which is currently subject to any Sanctions, to the extent such financing would currently be prohibited by Sanctions if conducted by a person in the United States of America; and/or

18.13.2	contribute or otherwise make available the proceeds of any Loan to any other person or entity if the Borrower has actual knowledge that such party intends to use such proceeds for the purpose of financing the activities of any person or entity which is currently on any Sanctions List or in a country which is subject to any Sanctions, to the extent such financing would currently be prohibited by Sanctions if conducted by a person in the United States of America.

18.14	Further Assurance

18.14.1	The Borrower shall promptly do all such acts or execute all such documents and shall procure that all such documents are executed (including cessions, assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify (and in such form as the Lender may reasonably require in favour of the Lender or its nominee(s)) to perfect the Security created or intended to be created under or evidenced by the Security Documents to which it the Lender is party (which may include the execution of a mortgage, charge, cession, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents to which the Lender is party or by law.

18.14.2	The Borrower shall take all such reasonable steps as are available (including making all filings and registrations) and as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

19	PROPERTY UNDERTAKINGS

The undertakings in this clause 19 remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents.

19.1	Insurances

19.1.1	The Borrower shall ensure that the following minimum Insurances are maintained for as long as the Mortgage Bond is registered, or any amount is available for Utilisation, or outstanding (whichever is the later) under any Facility:

19.1.1.1	property owners’ insurance of the buildings on the Property, including fixtures and fittings, walls, gates, posts and fences (excluding hedges) against the perils of fire, lightning, explosion, earthquake (fire and shock risks), riot, strike and malicious damage and special perils (storm, wind, water, hail, snow, aircraft and impact by animals or vehicles);

19.1.1.2	SASRIA cover (politically motivated damage) in respect of the Property; and

19.1.1.3	business interruption insurance sufficient to cover any loss of income, damages, expenses, rent payable and/or receivable and all other sums payable under the Lease Agreement, in order to service the loan agreement”

19.1.1.4	property owners’ liability (being legal liability to third parties) with an indemnity limit of not less than R10,000,000 (ten million Rand) on any one occurrence in respect of the Property.

19.1.2	The Borrower shall:

19.1.2.1	comply with the terms of the Insurances and not do or permit anything to be done which may make void or voidable any of the Insurances;

19.1.2.2	ensure that each premium payable under the Insurance Policies is paid prior to the commencement of the period of insurance for which that premium is payable;

19.1.2.3	ensure that the Lender’s interest is noted on the insurance Policies as first loss payee in the requisite mortgagee clause in the Insurance Policies; and

19.1.2.4	provide the Lender with certified copies of the Insurance Policies contemplated in clauses 19.1.1.1 to 19.1.1.4 above for scrutiny by the Lender.

19.1.3	The Borrower shall furnish the Lender with such documentary evidence as the Lender may require reflecting that the Insurances are in effect.

19.1.4	If the Insurance is not maintained and the Borrower shall does not instruct the Lender to do so on its behalf, the Lender will have the right, but not an obligation, to insure the Property or any one of them on behalf of the Borrower, at the Borrower’s expense, with an insurance company nominated by the Lender.

19.1.5	The Lender shall be entitled to recover the expenses incurred in terms of clause 19.1.4 above by increasing the Loan Outstandings by the amount of any expenses incurred by the Lender on behalf of the Borrower and the Borrower hereby irrevocably authorises the Lender to do so.

19.2	Lease Agreement/s

19.3	The Borrower shall:

19.3.1	furnish the Lender upon demand by the Lender, with such information as the Lender may reasonably require in respect of the Property, the Lease Agreement/s and/or the Lessees;

19.3.2	provide the Lender with full details regarding any material change in tenancy of the Property at any time prior to the Facility 2 Final Repayment Date and shall, upon request, provide the Lender with copies of all Lease Agreement/s pertaining to such change in tenancy.

19.3.3	The Borrower shall not agree to amend, vary, novate, supplement, supersede or waive any Lease Agreements term which change would adversely affect the Lease Agreement, the Lender or the Borrower’s position except in writing and without the prior approval of the Lender.

19.3.4	The Borrower shall as soon as possible supply to the Lender a copy of any document relating to any amendment, variation, novation, supplement, supersession or waiver of any term of any Lease Agreement contemplated in clause 19.2 (Lease Agreement/s).

19.4	Restitution or Expropriation

19.4.1	The Borrower shall be obliged, at any time after the Signature Date, to notify the Lender of any claim or pending claim for restitution or any notice contemplated in clause 19.4.1 (No Restitution or Expropriation) in respect of the Property as soon as the Borrower receives or becomes aware of such claim or notice.

19.4.2	The Borrower hereby indemnifies the Lender against any direct loss, damage or expense incurred by the Lender arising from any of the circumstances listed in clause 19.4.1 (No Restitution or Expropriation), other than any loss, damage or expense arising from the Lender’s wilful misconduct or gross negligence.

19.5	Valuations and Inspections

19.5.1	The Lender may in its sole discretion inspect and/or value the Property for as long as any amount under a Facility remains outstanding and at/ intervals determined by the Lender in its sole, absolute and unfettered discretion. The Borrower shall furnish to the Lender all information the Lender may reasonably request for this purpose.

19.5.2	The Parties agree that, should the Borrower provide Security over certain assets to the Lender (including but not limited to those secured by special notarial bonds, general notarial bonds, mortgage bonds (including the Mortgage Bond), cessions of mortgage bonds, pledges and cessions of listed or unlisted equities or participatory interests), then the value of these assets may be determined by the Valuer or the value of such assets may be determined by the Lender itself, in the Lender’s discretion (the Security Value), provided that in the event that there is dispute as to the Security Value as determined by each of the Valuer and the Lender, then the Security Value as determined by the Lender shall prevail. The Borrower agrees and shall procure that such assets may be valued to determine the Security Value for so long as any amount remains outstanding under a Facility.

19.5.3	The Borrower agrees and shall procure that it will allow the Lender and, where applicable, the Valuer and their agents such access as such party may require to all of the Borrower’s books, documents and premises pertaining to the Property, including the right to take extracts therefrom and take copies thereof.

19.5.4	The Borrower shall and will procure that, on demand, pay the Lender’s reasonable costs and charges for:

19.5.4.1	any valuation undertaken in terms of this clause 19.1 (Valuations and Inspections) in the event that the Borrower does not provide a fully motivated valuation report (as contemplated in the publication entitled the “Valuers Manual” (as updated from time to time) issued by the South African Council for the Property Valuers Profession) that satisfies the requirements of the Lender in its sole discretion; and/or

19.5.4.2	any inspection and/or valuation made by the Lender as a result of the occurrence of an Event of Default.

20	EVENTS OF DEFAULT

Each of the events or circumstances set out in clause 20 (other than clause 20.20 (Acceleration)) is an Event of Default.

20.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and a payment is made within 3 (three) Business Days of its due date.

20.2	Security

At any time, any of the Transaction Security created under or evidenced by any Security Document is or becomes unlawful or is not, or (other than any general notarial bond prior to its perfection) ceases to be a first ranking security, or to be legal, valid, binding and enforceable in accordance with its terms, or otherwise ceases to be effective.

20.3	Other obligations

The Borrower does not comply with any provision of this Agreement (other than those referred to in clause 20.1 (Non-payment)) and such non-compliance is not remedied within seven) Business Days of the Lender notifying the Borrower of such breach.

20.4	Financial Covenants

A breach of a Financial Covenant occurs.

20.5	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

20.6	Cross default

20.6.1	Any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period.

20.6.2	Any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

20.6.3	Any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described).

20.6.4	Any creditor of the Borrower becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

20.7	Insolvency

20.7.1	The Borrower is or is deemed by any authority or legislation to be unable or admits inability to pay its debts as they fall due, suspends, by reason of actual or anticipated financial difficulties, making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

20.7.2	The Borrower is or is deemed by any authority or legislation to be “Financially Distressed” (as defined in the Companies Act).

20.7.3	The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

20.7.4	A moratorium is declared in respect of any indebtedness of the Borrower.

20.8	Insolvency and Business Rescue Proceedings

20.8.1	Any corporate action, legal proceedings, business rescue proceedings or other procedure or step is taken in relation to:

20.8.1.1	the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, judicial management, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

20.8.1.2	a composition, compromise, assignment or arrangement with any creditor of the Borrower;

20.8.1.3	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, judicial manager, business rescue practitioner or other similar officer in respect of the Borrower; or any of its assets; or

20.8.1.4	enforcement of any Security over any assets of the Borrower, or any analogous procedure or step is taken in any jurisdiction;

20.8.2	A meeting is proposed or convened by the directors of the Borrower, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or similar proceedings) in respect of the Borrower or any analogous procedure or step is taken in any jurisdiction.

20.9	Creditors’ process

Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution affects any asset or assets of the Borrower.

20.10	Unlawfulness

20.10.1	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

20.10.2	Any Finance Document ceases to be in full force and effect.

20.11	Expropriation

20.11.1	The authority or ability of the Borrower to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person.

20.11.2	By the authority of any governmental, regulatory or other authority or other person:

20.11.2.1	any material part of the Property is compulsorily purchased or the applicable local authority makes an order for the compulsory purchase of all or any material part of the Property for less than market-value;

20.11.2.2	the management of the Borrower is wholly or substantially replaced; or

20.11.2.3	all or a majority of the shares of the Borrower or the whole or any part of its assets or revenues is seized, expropriated or compulsorily acquired.

20.12	Cessation of business

The Borrower suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

20.13	Major Damage

20.13.1	Any part of the Property is destroyed or damaged; and

20.13.2	In the reasonable opinion of the Lender, taking into account the amount and timing of receipt of the proceeds of insurance maintained in accordance with the terms of this Agreement, the destruction or damage has or will have a Material Adverse Effect.

20.14	Lease Agreement/s

The Lease Agreement/s are terminated prior to the expiry or any material terms of such Lease Agreement/s is amended without the prior written consent of the Lender.

20.15	Audit Qualification

The Auditors of the Borrower qualify the audited annual consolidated financial statements of the Borrower.

20.16	Repudiation

The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

20.17	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened:

20.17.1	in relation to the Finance Documents or transactions contemplated in the Finance Documents; or

20.17.2	against the Borrower or its assets, which has or is reasonably likely to have a Material Adverse Effect.

20.18	Failure to comply with final judgement

The Borrower fails, within 10 (ten) Business Days of the due date, to comply with, or pay any sum in excess of R1,000,000 due by it under, any final judgment (after the conclusion of any rescission or appeal procedures and/or expiry of any time periods allowed therefor) or any final order made or given by any arbitral body or court of competent jurisdiction.

20.19	Material Adverse Effect

Any event or circumstance occurs which Lender reasonably believes has or is reasonably likely to have a Material Adverse Effect.

20.20	Acceleration

20.20.1	Upon the occurrence of an Event of Default or at any time thereafter whilst it is continuing, the Lender may, without prejudice to any other rights it may have in terms of this Agreement or at law, by written notice to the Borrower:

20.20.1.1	cancel all or any part of a Facility whereupon it shall immediately be cancelled;

20.20.1.2	levy interest at the Default Interest Rate on the Loan Outstandings;

20.20.1.3	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

20.20.1.4	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

21	CESSION AND DELEGATION BY THE LENDER

The Lender may cede and/or delegate any or all of its rights and/or obligations under this Agreement and/or under any other Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engages in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets without the consent of the Borrower. The Borrower consents to any splitting of claims which may arise as a result of such cession and delegation.

22	CESSION AND DELEGATION

The Borrower may not cede any of its rights or delegate any of its obligations under this Agreement.

23	PAYMENT MECHANICS

23.1	Partial payments

23.1.1	If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Lender shall apply that payment towards the obligations of the Borrower under this Agreement in the following order:

23.1.1.1	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender under this Agreement;

23.1.1.2	secondly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under this Agreement;

23.1.1.3	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

23.1.1.4	fourthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

23.1.2	The Lender may vary the order set out in clauses 23.1.1.1 to 23.1.1.4 above in its sole discretion.

23.1.3	Clauses 23.1.1 and 23.1.2 above will override any appropriation made by the Borrower.

23.2	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

23.3	Business Days

23.3.1	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). In the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the succeeding Business Day.

23.3.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate calculated in accordance with the provisions of clause 9.4 (Default interest).

23.4	Currency of account

23.4.1	Subject to clauses 23.4.2 and 23.4.3 below, Rand is the currency of account and payment for any sum due from the Borrower under this Agreement.

23.4.2	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

23.4.3	Any amount expressed to be payable in a currency other than Rand shall be paid in that other currency.

24	SET-OFF

The Lender may set off any matured obligation due from the Borrower under this Agreement against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

25	NOTICES AND DOMICILIA

25.1	The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following email addresses:

Name	Physical Address	Email Address
Borrower	Address:	zak.calisto@cartrack.com
11 Keyes Avenue
Rosebank
Johannesburg
2196

Marked for the attention of: Isaias Jose Calisto

Name	Physical Address	Email Address
Lender	Third Floor, East Wing	RealEstateLegal@standardbank.co.za
30 Baker Street
Rosebank
2196

Marked for the attention of: Head: Real Estate Finance

provided that a Party may change its domicilium to another physical address in the Republic of South Africa] (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address or email address by written notice to the other Party to that effect. Such change of address will be effective 5 business days after receipt of the notice of the change.

25.2	All notices to be given in terms of this Agreement will be given in writing and will:

25.2.1	be delivered by hand or sent by email;

25.2.2	if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

25.2.3	if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email. Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

25.3	Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 25.

25.4	Electronic communication

25.4.1	Any communication to be made between the Lender and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means.

25.4.2	Any communication to be made between the Borrower and the Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, provided that the Borrower and the Lender —

25.4.3	agree that, unless and until notified to the contrary, this is to be an accepted form of communication; and

25.4.4	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means.

25.4.5	Any electronic communication made between the Lender and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose.

25.5	English language

Any notice or other document given under or in connection with any Finance Document must be in English.

26	CALCULATIONS AND CERTIFICATES

26.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

26.2	Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

26.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (irrespective of whether the year in question is a leap year).

27	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term “inoperable” in this clause 27 shall include, without limitation, inoperable by way of suspension or cancellation.

28	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

29	AMENDMENTS AND WAIVERS

29.1	No variation, amendment or consensual cancellation of any Finance Document and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the Parties.

29.2	No oral pactum de non petendo shall be of any force or effect.

30	CONFIDENTIAL INFORMATION

30.1	Confidentiality

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 30.1 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

30.2	Disclosure of Confidential Information

The Lender may disclose:

30.2.1	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 30.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

30.2.2	to any other person:

30.2.2.1	to (or through) whom it transfers (or may potentially transfer) all or any of its rights and obligations under this Agreement and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

30.2.2.2	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or other credit participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

30.2.2.3	appointed by the Lender or by a person to whom clauses 30.2.2.1 or 30.2.2.2 above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

30.2.2.4	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clauses 30.2.2.1 or 30.2.2.2 above;

30.2.2.5	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

30.2.2.6	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

30.2.2.7	who is a Party; or

30.2.2.8	with the consent of the Borrower.

30.3	Entire Agreement

This clause 30 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

30.4	Notification of Disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

30.4.1	of the circumstances of any disclosure of Confidential Information made pursuant to clause 30.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

30.4.2	upon becoming aware that Confidential Information has been disclosed in breach of this clause 30.2 (Disclosure of Confidential Information).

30.5	Continuing Obligations

The obligations in this clause 30 (Confidentiality) are continuing and, in particular, shall survive and remain binding on the Lender for a period of twelve months from the earlier of the date on which all amounts payable by the Borrower under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available.

31	RENUNCIATION OF BENEFITS

The Borrower renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi (i.e., that there has been a wrong calculation of the debt of the Borrower), non causa debiti (i.e. that no just cause exists for the debt of the Borrower), non numeratae pecuniae (i.e. that the money has not been paid to the Borrower) and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

32	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

33	WAIVER OF IMMUNITY

The Borrower irrevocably and unconditionally waives any right it may have to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

34	SOLE AGREEMENT

This Agreement constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

35	NO IMPLIED TERMS

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this Agreement in regard to the subject matter thereof.

36	EXTENSIONS AND WAIVERS

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of this Agreement.

37	INDEPENDENT ADVICE

The Borrower acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, the Borrower acknowledges that all of the provisions of this Agreement and the restrictions therein contained are part of the overall intention of the Parties in connection with this Agreement.

38	GOVERNING LAW

This Agreement is governed by South African law.

39	JURISDICTION

39.1	The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

39.2	The Parties agree that the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary.

39.3	This clause 39 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

SIGNED at___Rosebank______on this the ___19th_______day of ____June_____2024

For and on behalf of

PURPLE RAIN PROPERTIES NO 444 PROPRIETARY LIMITED (as Borrower)

/s/ Zak Calisto
Name: Zak Calisto
Capacity: Director

Who warrants his authority hereto

SIGNED at_________ ______ on this the _________ ______day of _________ ______2024

For and on behalf of

THE STANDARD BANK OF SOUTH AFRICA
LIMITED (ACTING THROUGH ITS CORPORATE
AND INVESTMENT BANKING DIVISION) (as Lender)

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

Annexure A

ADVANCE CONDITIONS

PART I: FACILITY 1 ADVANCE CONDITIONS

1	CONSTITUTIONAL DOCUMENTS AND RESOLUTIONS

1.1	A copy of the constitutional documents of the Obligors.

1.2	A copy of a resolution of the directors of the Obligors:

1.2.1	approving the terms of each Finance Document to which it is a party and resolving that it execute such Finance Document;

1.2.2	authorising a specified person or persons to execute the Finance Document on its behalf;

1.2.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the applicable Finance Document to which it is a part; and

1.2.4	complying with the requirements of section 45(3)(b) and section 45(4) of the Companies Act in connection with any financial assistance to be granted by that Obligor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party.

1.3	A specimen of the signature of each person authorised by the Borrower’s resolution referred to in paragraph 1.2 above.

1.4	To the extent required by the Companies Act, any other applicable law or the Constitutional Documents of the Borrower, a copy of a resolution duly passed by the holders of the issued shares of the Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents.

1.5	a copy of a special resolution of the shareholders of that Obligor approving, in accordance with section 45(3)(a)(ii) of the Companies Act, any financial assistance to be granted by that Obligor pursuant to section 45(2) of the Companies Act under the Finance Documents to which it is a party.

2	FICA

The Borrower shall furnish the Lender with all documents and information to satisfy the compliance requirements of the Financial Intelligence Centre Act, 2001.

3	EXECUTION OF AGREEMENTS

The Borrower shall furnish the Lender with a duly executed original of the following documents:

3.1	this Agreement; and

3.2	the Guarantee.

4	OTHER DOCUMENTS

A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly and timeously) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

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PART II: FACILITY 2 ADVANCE CONDITIONS

1	EXECUTION OF AGREEMENTS

The Borrower shall furnish the Lender with a duly executed original of the Cession in Security (together with a copy of each notice required to be sent, acknowledgement required to be delivered and any other document required to be executed thereunder, duly executed by the persons party thereto).

2	LEASE AGREEMENT

A Lease Agreement entered into or to be entered into between the Borrower and the Guarantor in the form and substance satisfactory to the Lender.

3	MUNICIPAL ACCOUNTS

The Borrower shall furnish the Lender with a copy of the most recent municipal accounts in respect of the Property confirming that all municipal taxes and all body corporate levies have been paid and are up to date.

4	INSURANCE

Receipt by the Lender of confirmation, satisfactory to the Lender, that insurance cover is in place in respect of the Property in an amount satisfactory to the Lender and the Lender’s interests in the Property, as the holder of the mortgage bonds, has been noted on the relevant Insurance Policies.

5	FORMAL VALUATION

Receipt by the Lender of a Valuation of the Property undertaken by a valuer appointed by the Lender or the Lender itself, the cost of which shall be for the Borrower’s account. Such Valuation shall be to the satisfaction of the Lender, both in form and in substance and is to reflect a combined open market value of the Property of not less than R556,300,000 (five hundred fifty six million three hundred million Rand)

6	REGISTRATION OF THE MORTGAGE BOND

Receipt by the Lender of confirmation from its conveyancers that the Mortgage Bond has been registered to its satisfaction.

7	CONVEYANCER’S CERTIFICATE

The Borrower shall furnish the Lender with a certificate from the Lender’s appointed conveyancers certifying that the title deed of the Property is not subject to any onerous conditions of title, servitudes or endorsements (including notification in terms of the Restitution of Land Rights Act, 1994 (as amended, re-enacted or substituted)) which might detrimentally affect the value of the Property or any one of them or the Lender’s security, including whether the Property or any one of them have been declared a remediation site in terms of section 38(2) of the National Environmental Management: Waste Act, 2008.

8	OTHER DOCUMENTS

A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly and timeously) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

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Annexure B

FORM OF UTILISATION REQUEST

From:	Purple Rain Properties No 444 Proprietary Limited (the Borrower)

To:	The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division) (the Lender)

Dated:	[●]

Dear Sirs

Purple Rain Properties No 444 Proprietary Limited – Facility Agreement dated [●] (the Agreement)

1	We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Loan on the following terms:

[insert details]

3	We confirm that the Advance Conditions have been satisfied prior to the date of this Utilisation Request.

4	The proceeds of this Loan should be credited to [account]. [The Borrower hereby instructs the Lender to pay the Loan Amount less the Structuring Fee in the event it has been agreed that the Structuring Fee will be capitalised.]

5	This Utilisation Request is irrevocable.

Yours faithfully

For and on behalf of [●] Proprietary Limited
Name:
Capacity:
Who warrants his/her authority hereto

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Annexure C

FORM OF GUARANTEE REQUEST/INDEMNITY

From:	Purple Rain Properties No 444 Proprietary Limited (the Borrower)

To:	The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division) (the Lender)

Dated: [●]

Dear Sirs

Purple Rain Properties No 444 Proprietary Limited – Facility Agreement dated [●] (the Agreement)

1.	We refer to the Agreement. This is a Guarantee Request. Terms defined in the Agreement have the same meaning in this Guarantee Request unless given a different meaning in this Guarantee Request.

2.	We hereby request and irrevocably authorise the Lender to issue or procure the issue of a Bank Guarantee in the amount set out below and to bind themselves on our behalf thereunder (the Guarantee) as follows:

2.1	Guarantee Amount:	ZAR[●] ([●] Rand) (the Guaranteed Sum)

2.2	Payment Conditions:

2.2.1	Cancellation of all existing bonds over [property/properties]; and

2.2.2	Registration of a first continuing covering mortgage bond by [name of Borrower] over [description of Property] in favour of the Lender in the amount of ZAR[●] ([●] Rand).

3.	The Guaranteed Sum should be credited to:

Beneficiary:	[●]
Bank:	[●]
ACB Code:	[●]
Credit Account:	[●]
Account Name:	[●]
Reference:	[●]

4.	We hereby irrevocably authorise and instruct the Lender without confirmation from us to pay or settle any claim made against it under the Guarantee, and subject to the term of the Guarantee, unless prevented by a court order, and we acknowledge that the Lender shall not be required to confirm the legality, validity or enforceability of any claim made under the Guarantee or any underlying transaction or any obligation guaranteed pursuant to the Guarantee, or carry out any investigation or seek any confirmation from any other person before paying a claim made under the Guarantee.

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5.	We agree that our obligations will not be affected by the sufficiency, accuracy or genuineness of any claim under the Guarantee or any incapacity of, or limitation on the powers of, any person signing a claim.

6.	We acknowledge that any instruction to amend the terms and conditions of the Guarantee must first be agreed to in writing by the Borrower, the Lender and the named beneficiary.

7.	We hereby irrevocably:

7.1	indemnify and hold the Lender harmless against any direct cost, loss, liability or damage of whatsoever nature, which the Lender may suffer or sustain arising from, or relating to, the payment or settlement of any claim under or in terms of the Guarantee, (other than any cost, loss, liability or damage arising from the Lender’s gross negligence or willful misconduct); and

7.2	undertake to immediately on demand pay to the Lender the sum demanded under paragraph 7.1 above.

8.	We hereby agree that upon the occurrence of an Event of Default which is continuing the Lender may in its sole, absolute and unfettered discretion:

8.1	decline any request by us to issue the Bank Guarantee or any further Bank Guarantees; and

8.2	require, on demand by the Lender, cash collateral from us in such amount as to equate to the Guaranteed Sum and any other amount owing to the Lender in respect of the Guarantee, which cash collateral we warrant and irrevocably undertake to provide within 5 (five) business days (being any days other than a Saturday, Sunday or official public holiday in the Republic of South Africa) of receipt of written demand therefor.

9.	The Lender’s rights under Clause 8 above shall not be exhaustive, and are in addition to and without prejudice to any other rights the Lender may have under any agreements with us, any security documentation held by the Lender or in law.

10.	This Guarantee Request is governed by the laws of the Republic of South Africa.

Yours faithfully

For and on behalf of [●] Proprietary Limited
Name:
Capacity:
Who warrants his/her authority hereto

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